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                           FEDERAL REPUBLIC OF NIGERIA


                 OIL Prospecting License No.         75
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    THIS LICENSE is hereby granted for a term of XXXXXXXXX FIVE XXXXXX years


                   Commencing on the 8TH day of FEBRUARY 1991

                to ATLAS PETROLEUM INTERNATIONAL NIGERIA LIMITED
                                 Name of Company

       of 1B, IBIYINKA OLORUNIMBE CLOSE, OFF AMODU OJIKUTU STREET VICTORIA
                               Address of Company

              ISLAND LAGOS,
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to prospect for petroleum in, upon and under the lands described in the schedule hereto and delineated in red in the plan attached.

2. The license is granted subject to the petroleum Act 1969 and the regulation thereunder now in force or which may come into force during the continuance of this license * (and also subject to the special terms and conditions in the Annex attached hereto).

3. In witness hereof the Secretary of Petroleum and Mineral Resources has hereunto set his hand and sealed this 27TH day of JULY 1995.

                           --------------------------
                             SECRETARY of PETROLEUM
                              AND MINERAL RESOURCES